Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-91526 on Form S-8 of Quicksilver Resources Inc. and subsidiaries of our report dated June 26, 2008, relating to the financial statements of Quicksilver Resources Inc. 401(k) Plan as of and for the year ended December 31, 2007 appearing in this Annual Report on Form 11-K of the Quicksilver Resources Inc. 401(k) Plan for the year ended December 31, 2008.
/s/ DELOITTE & TOUCHE LLP
Fort Worth, Texas
June 29, 2009

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